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                                                                    EXHIBIT 15.1





                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS




May 10, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Southwest Bancorporation of Texas, Inc. Registrations on Form S-3 and Form S-8.

We are aware that our report dated April 15, 2002 on our review of interim financial information of Southwest Bancorporation of Texas, Inc. and subsidiaries for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-3 (File No. 333-53162) and Form S-8 (File Nos. 333-76269, 333-21619, 333-55685, 333-33533,
333-27891, 333-60190, 333-74452, 333-87630 and 333-36092). Pursuant to Rule
436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.